Exhibit 10.20

TRANSPORTATION SERVICE AGREEMENT
Contract Identification FT11544

This Transportation Service Agreement (Agreement) is entered into by Great Lakes Gas Transmission Limited Partnership (Transporter) and ANR PIPELINE COMPANY (Shipper).

WHEREAS, Shipper has requested Transporter to transport Gas on its behalf and Transporter represents that it is willing to transport Gas under the terms and conditions of this Agreement.

NOW, THEREFORE, Transporter and Shipper agree that the terms below constitute the transportation service to be provided and the rights and obligations of Shipper and Transporter.

1.          EFFECTIVE DATE: November 03, 2008

2.          CONTRACT IDENTIFICATION: FT11544

3.          RATE SCHEDULE: FT

4.          SHIPPER TYPE: Interstate PI

5.          STATE/PROVINCE OF INCORPORATION: Delaware

6.          TERM: December 01, 2008 to March 31, 2009

7.          EFFECT ON PREVIOUS CONTRACTS:

This Agreement supersedes, cancels and terminates, as of the effective date stated above, the following contract(s): N/A

8.          MAXIMUM DAILY QUANTITY (Dth/Day): 100,000

Please see Appendix A for further detail.

The maximum quantity to be transported under this Agreement for the corresponding term shall not exceed:

December 01, 2008	March 31, 2009	1,500,000 Dth

9.         RATES:

Unless Shipper and Transporter have agreed to a rate other than the maximum rate, rates shall be Transporter’s maximum rates and charges plus all applicable surcharges in effect from time to time under the applicable Rate Schedule (as stated above) on file with the Commission unless otherwise agreed to by the parties in writing. Provisions governing a rate other than maximum shall be set forth in this Paragraph 9 and/or on Appendix B hereto.

Shipper and Transporter agree that for service under this Agreement from the point(s) of receipt listed on Appendix A to the point(s) of delivery listed on Appendix A: a) the Reservation Fee to be charged shall be $0.300, and b) the Utilization Fee to be charged under this agreement shall be $0.0000 per Dth.

10.        POINTS OF RECEIPT AND DELIVERY:

The primary receipt and delivery points are set forth on Appendix A.

11.        RELEASED CAPACITY:

N/A

12.        INCORPORATION OF TARIFF INTO AGREEMENT:

This Agreement shall incorporate and in all respects be subject to the “General Terms and Conditions” and the applicable Rate Schedule (as stated above) set forth in Transporter’s FERC Gas Tariff, Second Revised Volume No. 1, as may be revised from time to time. Transporter may file and seek Commission approval under Section 4 of the Natural Gas Act (NGA) at any time and from time to time to change any rates, charges or provisions set forth in the applicable Rate Schedule (as stated above) and the “General Terms and Conditions” in Transporter’s FERC Gas Tariff, Second Revised Volume No. 1, and Transporter shall have the right to place such changes in effect in accordance with the NGA, and this Agreement shall be deemed to include such changes and any such changes which become effective by operation of law and Commission Order, without prejudice to Shipper’s right to protest the same.

13.       MISCELLANEOUS:

No waiver by either party to this Agreement of any one or more defaults by the other in the performance of this Agreement shall operate or be construed as a waiver of any continuing or future default(s), whether of a like or a different character.

Any controversy between the parties arising under this Agreement and not resolved by the parties shall be determined in accordance with the laws of the State of Michigan.

14.        OTHER PROVISIONS:

It is agreed that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Partner, agent, management official or employee of the Transporter or any director, officer or employee of any of the foregoing, for any obligation of the Transporter arising under this Agreement or for any claim based on such obligation and that the sole recourse of Shipper under this Agreement is limited to assets of the Transporter.

Upon termination of this Agreement, Shipper’s and Transporter’s obligations to each other arising under this Agreement, prior to the date of termination, remain in effect and are not being terminated by any provision of this Agreement.

15.       NOTICES AND COMMUNICATIONS:

All notices and communications with respect to this Agreement shall be in writing and sent to the addresses stated below or at any other such address(es) as may be designated in writing:

ADMINISTRATIVE MATTERS

Great Lakes Gas Transmission Limited	ANR PIPELINE COMPANY
Partnership	717 Texas Avenue
5250 Corporate Drive	Suite 2400
Troy, MI 48098	Houston, TX 77002-2761
Attn: Transportation Services	Attn:

PAYMENT BY ELECTRONIC TRANSFER

Great Lakes Gas Transmission Limited	ANR PIPELINE COMPANY
Partnership	Attn: Pearline Mcmahon
Citibank, NA, New York, NY
ABA No: 021000089
Account No: 3076-5207

AGREED TO BY:

GREAT LAKES GAS TRANSMISSION
LIMITED PARTNERSHIP
By: Great Lakes Gas Transmission Company	ANR PIPELINE COMPANY

Operator and Agent for Great Lakes Gas

Transmission Limited Partnership

By:	/s/ Joseph E. Pollard	By:	/s/ Gary C. Charette
	Joseph E. Pollard		Gary C. Charette
Title: Director, Transportation Services		Title: Vice President, Commercial Operations

APPENDIX A

Contract Identification FT11544

Date: November 03. 2008

Supersedes Appendix Dated: Not Applicable

Shipper: ANR PIPELINE COMPANY

Maximum Daily Quantity (Dth/Day) per Location:

Begin Date	End Date	Point(s) of Primarv Receipt	Point(s) of Primarv Delivery	MDQ	(MAOP)
12/01/2008	03/31/2009	MUTTONVILLE		100,000	974

12/01/2008	03/31/2009		OTISVILLE	100,000	974